EXHIBIT 99.1

Quanex Fiscal First Quarter 2006 Results

Building Products Segment Posts Record 1st Qtr Sales and Operating Income

HOUSTON, Feb. 23, 2006 (PRIMEZONE) -- Quanex Corporation (NYSE:NX) today reported fiscal first quarter results for the period ending January 31, 2006. Net sales were $444.6 million compared to $465.2 million a year ago, and income from continuing operations was $33.5 million versus $33.9 million in the year-ago period. Diluted earnings per share from continuing operations were $1.27 compared to $1.32 in the first quarter last year. Diluted earnings per share were $1.25 versus $1.10 in the year-ago quarter. The latest 12 month return on invested capital was 20.3% compared to 11.5% a year ago.

First Quarter Highlights

 -- Net sales at the Building Products segment were a first quarter record $225.8 million compared to $195.6 million in the year-ago quarter; the Vehicular Products segment reported $218.8 million versus $269.6 million a year ago.

 -- Building Products operating income was a first quarter record $26.7 million compared to $22.1 million in the year-ago quarter; the
    Vehicular Products segment reported $33.2 million versus $44.6 million a year ago.

 -- Cash provided by operating activities and capital expenditures were
    $38.8 million and $21.4 million, respectively, compared to $10.4 million and $8.7 million, respectively, in the year-ago quarter.

 -- Net sales for the quarter at Mikron Industries were up 34% from the comparable period last year; earnings for Mikron were $0.07 per diluted share after interest expense.

 -- MACSTEEL successfully completed its 2006 pricing contracts.

 -- Total debt less cash to capitalization was 10.0% compared to 33.2%
    in the year-ago quarter.

 -- 354,500 shares of common stock were repurchased at an average price of $50.51.

 -- Company began expensing stock options which amounted to $0.02 per diluted share.

 -- Temroc Metals was sold.

Selected Financial Information

 First Quarter Financials
 ($ in millions, except per share data)

                           1st qtr 2006     1st qtr 2005     inc/(dcr)
                           ------------     ------------     ---------
 Net Sales                      $444.6         $465.2           (4%)
 Operating Income                 54.2           59.4           (9%)
 Income from Continuing Ops.      33.5           33.9           (1%)

 EPS: Basic Earnings from
  Continuing Ops.                $1.33          $1.36           (2%)

 EPS: Diluted Earnings
  from Continuing Ops.           $1.27          $1.32           (4%)

 EPS: Diluted Earnings           $1.25          $1.10           14%

Segment Commentary

 VEHICULAR PRODUCTS ($ in millions)

                    1st qtr 2006       1st qtr 2005         inc/(dcr)
                    ------------       ------------         ---------
 Net Sales           $  218.8           $  269.6              (19%)
 Operating Income    $   33.2           $   44.6              (26%)

The Vehicular Products segment is focused on providing customers with engineered steel bar products and value added services. Key market drivers are light vehicle builds (approx. 65% of segment sales) and heavy duty truck builds (approx. 15% of segment sales).

"Segment demand was off compared to the allocation environment we experienced in the year-ago quarter, and consequently, steel bar tons shipped were down about 12%," said Raymond A. Jean, chairman and chief executive officer. "However, our monthly shipped tons improved throughout the quarter, with January's tons within 7% of January 2005. Our customers' inventories are at relatively normalized levels following very heavy buying this time last year, and light vehicle builds in our first quarter were up 3% from the year-ago period. Lower material costs and a favorable product mix resulted in a slightly higher spread per ton in the segment. The order backlog continues to improve and we expect second quarter bar shipments to be essentially in-line with the year-ago level" continued Jean.

 BUILDING PRODUCTS ($ in millions)

                    1st qtr 2006       1st qtr 2005         inc/(dcr)
                    ------------       ------------         ---------
 Net Sales           $  225.8           $  195.6                15%
 Operating Income    $   26.7           $   22.1                21%

The Building Products segment is focused on providing window and door OEM customers with engineered products and components, and is also a leading provider of common alloy aluminum sheet. Key market drivers are housing starts (approx. 50% of segment sales) and remodeling activity (approx. 50% of segment sales).

"Overall housing and remodeling activity was seasonally strong during the quarter, in part, due to mild weather conditions across the Midwest and Northeast. Annualized housing starts held firm at the 2 million mark. Customer orders for our window and door components business products remained steady throughout the quarter and exceeded our expectations. Our Nichols Aluminum business had a 19% drop in pounds shipped during the quarter as we continued to experience the effects of customer destocking; however, pounds shipped in January rebounded nicely, to within 8% of last year, and our customer backlog continues to improve. Our spread per pound improved 9% from a year ago, the result of higher sheet prices, relatively low scrap costs, and a better mix of painted sheet sales," said Jean.

Cash Flow

"Cash provided by operating activities in the quarter remained excellent at $38.8 million, a 273% improvement over the year-ago period, while our quarter ended total debt less cash to capitalization was 10%. During the quarter, we repurchased some 354,000 shares of our common stock at an average price of $50.51, and we will continue to make purchases at appropriate times as a means to return value to our shareholders," continued Jean.

Outlook

Overall demand in the Company's two target markets continues to improve compared to the second half of fiscal 2005 and is bolstered by a healthy economy and historically favorable interest rates. In the Vehicular Products segment, business activity is expected to continue to improve, and bar shipments in 2006 are expected to approach 2005 levels, in part, on the strength of new programs. Light vehicle builds in calendar year 2006 are expected to remain strong at an estimated 15.6 million builds, essentially flat to 2005, while heavy truck builds should remain robust at some 340,000 units as producers attempt to sell ahead of new 2007 EPA mandated engine emission requirements. The segment's steel scrap costs are expected to continue to fluctuate during the year and the segment's scrap surcharge mechanism should maintain margin rates over time.

In the Company's Building Products segment, housing starts in 2006 are expected to slow modestly from 2005's record starts, while remodeling and replacement activity are expected to remain very strong. At the segment's window and door components business, overall order activity is seasonally strong, and the outlook for the year remains excellent. It is estimated that their fast growing vinyl window profile demand will drive the business's top line growth by some 15% over last year. At the segment's Nichols Aluminum business, demand continues to rebound. London Metal Exchange (LME) aluminum ingot prices have risen to high levels, while aluminum scrap cost increases have been more modest, improving Nichol's spread.

Taken together, the fiscal 2006 sales and earnings outlook for the Company remains very favorable. Accordingly, for its second quarter and full year, Quanex expects to report diluted earnings per share from continuing operations within a range of $1.30 to $1.40 and $5.40 to $5.80, respectively.

Other

On January 26, 2005, the Company irrevocably elected, pursuant to the indenture governing its 2.50% convertible senior debentures due 2034, to settle the principal amount of the debentures in cash while the premium amount of the debentures may be settled in any combination of cash and common stock when they become convertible and are surrendered by the holders thereof. Allowing for this election and using an average stock closing price of $55.92 for its first quarter, the Company's diluted earnings per share from continuing operations were reduced by $0.03.

Corporate Profile

Quanex Corporation is an industry-leading manufacturer of value-added, engineered materials and components serving the vehicular products and building products markets.

Financial Statistics as of 01/31/06

Book value per common share: $26.76; Total debt to capitalization: 16.8%; Return on invested capital: 20.3%; Return on common equity: 26.1%; Actual number of common shares outstanding: 25,152,307.

Definitions

Book value per common share -- calculated as total stockholders' equity as of balance sheet date divided by actual number of common shares outstanding;

Total debt to capitalization -- calculated as the sum of both the current and long-term portion of debt, as of balance sheet date, divided by the sum of both the current and long-term portion of debt plus total stockholders' equity as of balance sheet date;

Return on invested capital -- calculated as the total of the prior 12 months net income plus prior 12 months after-tax interest expense and capitalized interest, the sum of which is divided by the trailing five quarters average total debt (current and long term) and total stockholders' equity;

Return on common equity -- calculated as the prior 12 months net income, divided by the trailing five quarters average common stockholders' equity.

Statements that use the words "expect," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the Company's future performance, please refer to the Company's most recent 10-K filing (December 21, 2005) under the Securities Exchange Act of 1934, in particular the sections titled, "Private Securities Litigation Reform Act" contained therein.

For additional information, visit the Company's website at www.quanex.com.

 QUANEX CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (In thousands, except per share data)
 (Unaudited)

                                               Three months ended
                                                   January 31,
                                             ----------------------
                                                2006        2005
                                             ---------    ---------
 Net sales                                   $ 444,569    $ 465,202
 Cost of sales                                 352,084      368,004
 Selling, general and administrative
  expense                                       20,873       22,810
 Depreciation and amortization                  17,388       14,943
                                             ---------    ---------
 Operating income                               54,224       59,445
 Interest expense                               (1,240)      (2,352)
 Other, net                                        111       (1,917)
                                             ---------    ---------
 Income from continuing operations
  before taxes                                  53,095       55,176
 Income tax expense                            (19,645)     (21,245)
                                             ---------    ---------
 Income from continuing operations              33,450       33,931
 Gain (loss) from discontinued operations,
  net of taxes                                    (425)      (5,696)
                                             ---------    ---------
 Net income                                  $  33,025    $  28,235
                                             =========    =========
 Basic earnings per common share:
  Earnings from continuing operations        $    1.33    $    1.36
  Gain (loss) from discontinued operations   $   (0.02)   $   (0.23)
                                             ---------    ---------
 Basic earnings per share                    $    1.31    $    1.13
                                             ---------    ---------

 Diluted earnings per common share:
  Earnings from continuing operations        $    1.27    $    1.32
  Gain (loss) from discontinued operations   $   (0.02)   $   (0.22)
                                             ---------    ---------
 Diluted earnings per share                  $    1.25    $    1.10
                                             ---------    ---------

 Weighted average common shares outstanding:
  Basic                                         25,244       24,984
  Diluted                                       26,710       25,770

 Cash dividends per share                    $  0.1550    $  0.1350

 QUANEX CORPORATION
 INDUSTRY SEGMENT INFORMATION
 (In thousands)
 (Unaudited)

                                       Three months ended
                                          January 31,
                                   --------------------------
                                     2006             2005
                                   ---------        ---------
 Net sales:
   Vehicular Products              $ 218,773        $ 269,590
   Building Products                 225,796          195,612
                                   ---------        ---------
     Net sales                     $ 444,569        $ 465,202
                                   ---------        ---------
 Operating income:
   Vehicular Products              $  33,249        $  44,552
   Building Products                  26,707           22,141
   Corporate and Other                (5,732)          (7,248)
                                   ---------        ---------
     Operating Income              $  54,224        $  59,445
                                   ---------        ---------

 QUANEX CORPORATION
 CONSOLIDATED BALANCE SHEETS
 (In thousands)
 (Unaudited)

         January 31,                                   October 31,
 ---------------------------------------------------------------------
     2006         2005                              2005        2004
 ---------------------------------------------------------------------
                          Assets
 $   54,762  $   28,191   Cash and equivalents  $   49,681  $   41,743
                          Accounts and notes
    153,465     193,953    receivable, net         152,072     172,582
    149,298     140,776   Inventories              133,003     112,993
                          Deferred income
     11,467      11,181    taxes                    12,864      11,182
      8,388       4,804   Other current assets       4,669       2,387
                          Current assets of
                           discontinued
         --       5,093    operations                5,504      16,068
 ----------  ----------   --------------------  ----------  ----------
                           Total current
    377,380     383,998     assets                 357,793     356,955
                          Property, plant and
    990,907   1,008,954    equipment               969,962     833,797
                          Less accumulated
   (561,177)   (582,771)   depreciation           (546,020)   (488,604)
 ----------  ----------                         ----------  ----------
                          Property, plant and
    429,730     426,183    equipment, net          423,942     345,193
    196,348     183,593   Goodwill                 196,341     121,174
                          Cash surrender value
                           insurance policies,
     24,647      24,122    net                      24,927      24,439
                          Intangible assets,
     80,591      88,463    net                      82,360      27,556
      8,290       9,161   Other assets               9,002       9,207
                          Assets of
                           discontinued
         --      22,050    operations                5,846      45,619
 ----------  ----------   --------------------  ----------  ----------
 $1,116,986  $1,137,570    Total assets         $1,100,211  $  930,143
 ==========  ==========   ====================  ==========  ==========
                          Liabilities and
                           stockholders' equity

 $  141,624  $  159,888   Accounts payable      $  129,152  $  159,379
     58,550      54,312   Accrued liabilities       73,616      45,380
     25,122       9,140   Income taxes payable      14,465       4,323
                          Current maturities
      2,440         269    of long-term debt         2,459         246
                          Current liabilities
                           of discontinued
         --       4,093    operations                4,208       7,520
 ----------  ----------   --------------------  ----------  ----------
                            Total current
    227,736     227,702      liabilities           223,900     216,848
    133,450     305,909   Long-term debt           133,462     128,680
                          Deferred pension
      7,410       6,710    credits                   8,158       8,804
                          Deferred post-
                           retirement welfare
      7,560       7,710    benefits                  7,519       7,745
                          Deferred income
     59,104      44,813    taxes                    58,836      53,514
                          Non-current
                           environmental
      6,046       8,966    reserves                  6,732       8,188
      2,639       2,950   Other liabilities          2,742       2,828
                          Liabilities of
                           discontinued
         --       2,729    operations                2,120       2,829
 ----------  ----------   --------------------  ----------  ----------
    443,945     607,489    Total liabilities       443,469     429,436
                           Total stockholders'
    673,041     530,081     equity                 656,742     500,707
 ----------  ----------   --------------------  ----------  ----------
                           Total liabilities
                            and stockholders'
 $1,116,986  $1,137,570     equity              $1,100,211  $  930,143
 ==========  ==========   ====================  ==========  ==========

 QUANEX CORPORATION
 CONSOLIDATED STATEMENTS OF CASH FLOW
 (In thousands)
 (Unaudited)

                                                 Three months ended
                                                     January 31,
                                                ----------------------
                                                  2006         2005
                                                ---------    ---------
 Operating activities:
  Net income                                    $  33,025    $  28,235
  Loss from discontinued operations                   425        5,696
                                                ---------    ---------
  Net income from continuing operations            33,450       33,931
  Adjustments to reconcile net income
   to cash provided by operating activities:
    Depreciation and amortization                  17,554       15,089
    Deferred income taxes                           1,950           --
    Stock-based compensation                          886          208
    Deferred pension and postretirement
     benefits                                        (708)      (2,131)
                                                ---------    ---------
                                                   53,132       47,097
  Changes in assets and liabilities, net
   of effects from acquisitions and
   dispositions:
    Decrease (Increase) in accounts and
     notes receivable                              (1,385)     (10,052)
    Decrease (Increase) in inventory              (16,279)     (17,851)
    Increase (Decrease) in accounts payable        12,471      (12,411)
    Increase (Decrease) in accrued liabilities    (15,076)      (7,860)
    Increase (Decrease) in income taxes payable    10,362       12,273
    Other, net                                     (3,677)        (797)
  Cash provided by (used for) operating
   activities from discontinued operations           (761)          16
                                                ---------    ---------
 Cash provided by operating activities             38,787       10,415
 Investment activities:
  Acquisitions , net of cash acquired                  --     (197,376)
  Proceeds from sale of discontinued
   operations                                       5,432       11,592
  Capital expenditures, net of retirements        (21,405)      (8,734)
  Other, net                                           --         (352)
  Cash used for investment activities from
   discontinued operations                            (14)        (262)
                                                ---------    ---------
 Cash used for investment activities              (15,987)    (195,132)
 Financing activities:
  Bank borrowings (repayments), net                   (30)     170,077
  Purchases of Quanex common stock                (17,906)          --
  Common dividends paid                            (3,964)      (3,473)
  Issuance of common stock, net                     4,217        4,438
  Other, net                                           --          166
  Cash used for financing activities from
   discontinued operations                            (56)         (53)
                                                ---------    ---------
 Cash provided by (used for)
  financing activities                            (17,739)     171,155
                                                ---------    ---------
  Effect of exchange rate changes on
   cash and equivalents                                20           10
 Increase (Decrease) in cash
  and equivalents                                   5,081      (13,552)

 Beginning of period cash and equivalents          49,681       41,743
                                                ---------    ---------
 End of period cash and equivalents             $  54,762    $  28,191
                                                =========    =========

The Quanex Corporation logo is available at: http://www.primezone.com/newsroom/prs/?pkgid=1117.

CONTACT: Quanex Corporation
         Financial:
         Jeff Galow
            713-877-5327
         Media:
         Valerie Calvert
            713/877-5305